SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

Form  8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 29, 1998
(Date of earliest event reported)

UNICO, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-15303
Commission File Number

73-1215433
IRS Employer Identification No.


8380 Alban Rd, Springfield, VA 22150
(Address of principal executive office)(Zip Code)

(703) 844-0200
Registrant's telephone number, including area code


Common Shares Outstanding on June 29, 1998: 2,119,077

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of The Securities Act of 1934 during the preceding 12 months (or for each shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past ninety (90) days.

[X] Yes      [ ] No


Item 1.  Changes in Control of Registrant

Not Applicable

Item 2.  Acquisition or Disposition of Assets

Not Applicable

Item 3.  Bankruptcy or Receivership

Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

UNICO, Inc. (the "Corporation") was notified in writing on June 15, 1998, that the Corporation's certifying accountants, Aronson, Fetridge & Weigle, resigned as the Corporation's certifying accountants as of that date. Aronson, Fetridge & Weigle has served as the Corporation's independent accountants for the fiscal years ended December 31, 1996 and 1997. The prior independent accountants were Arthur Andersen & Co., LLP and, prior to that Deloitte & Touche, LLP.

The Accountant's Reports issued by Aronson, Fetridge & Weigle for the years ended December 31, 1996 and 1997, regarding the consolidated financial results and condition of the Corporation were qualified as to the "Going Concern" status of the Corporation. The reports, otherwise contained no adverse or qualified opinions, nor were they modified as to audit scope or accounting principle. There are no disagreements between the Corporation and Aronson, Fetridge & Weigle on any matters of unpaid professional fees, accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure.

As of the date of this report, the Corporation has not named or retained services from a new independent accountant or accounting firm.

This Form 8-K/A is an amendment to that Form 8-K filed as of June 19, 1998, to include the consent of Aronson, Fetridge & Weigle to the wording and content of the 8-K. Such consent is included herewith as Exhibit 16.

Item 5.  Other Events

Not applicable

Item 6.  Resignations of Registrant's Directors

Not Applicable

Item 7.  Financial Statements and Exhibits

(C) Exhibit

(16) Consent to content of Form 8-K by certifying accountants.

Item 8.  Change in Fiscal Year

Not Applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

Not Applicable


Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO, Inc. (Registrant)

Date:	June 29, 1998,

By:/s/Gerard R. Bernier
Chief Executive Officer and President


Exhibit

Aronson, Fetridge & Weigle
6116 Executive Boulevard
Rockville, Maryland 29852

Telephone (301)231-6200
Telefax (301)231-7630


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Registrant: Unico, Inc.
            Commission File No. 0-15303

On this date we obtained a copy of the registrant's Form 8-K filing of June 22, 1998. We have read the statements made by Unico, Inc. in Item 4 of the Form 8-K and we agree with the statements made therein as they pertain to our firm.

Aronson, Fetridge & Weigle
June 24, 1998